Exhibit 99.1

FOR RELEASE AT 8.00 AM JANUARY 25, 2005

Contact:

Sally L. Beerbower

Qorvis Communications

(703) 744-7803

sally@qorvis.com

CyberGuard Reports Second Quarter Financial Results

Strong Results Exceed Both Revenue & EPS Guidance;

Company Provides Guidance for Third Quarter

Boca Raton, Fl, January 25, 2005 – CyberGuard Corporation (NASDAQ: CGFW), a global provider of security solutions that protect the business-critical information assets of Global 2,000 enterprises and government organizations, today reported revenues of $16.5 million for the quarter ended December 31, 2004, representing an increase of $5.3 million, or 47%, over revenues of $11.2 million for the quarter ended December 31, 2003. This is the tenth consecutive quarter of sequential revenue growth for the Company. For the first six months of fiscal year 2005, revenues were $32.2 million, an increase of $11.9 million, or 59%, over revenues of $20.3 million for the first six months of last year.

On a GAAP basis, inclusive of acquisition-related costs, the company reported a net income of $1.0 million, or $0.03 per diluted share, for the second quarter of fiscal 2005, which compares to a net income of $2.3 million, or $0.08 earnings per diluted share, for the same quarter of the prior year. For the first six months of fiscal 2005, GAAP net income totaled $1.0 million compared to GAAP net income of $3.5 million for the first six months of fiscal 2004. GAAP earnings per diluted share for the first six months of fiscal 2005 were $0.03, as compared to earnings per diluted share of $0.12 for the first six months of fiscal 2004.

On a non-GAAP or pro forma basis (net of acquisition charges as outlined in the attached financial statement that reconciles GAAP and pro forma numbers), net income for the second quarter of fiscal year 2005 was $2.0 million, or $0.06 per diluted share, as compared to $2.6 million, or $0.09 per diluted share, for the second quarter of fiscal year 2004. For the first six months of fiscal year 2005, pro forma net income totaled $3.1 million, or $0.09 per diluted share, compared to pro forma net income of $3.9 million, or $0.14 per diluted share, for the first six months of fiscal year 2004.

According to Pat Clawson, chairman and chief executive officer, “Investments in our products, sales channels, global infrastructure and strategic acquisitions are starting to gain real traction, and the impact is evident in our results for the second quarter. With the Webwasher acquisition we are successfully cross-selling products throughout the world, most notably in Germany, where our Webwasher channels have allowed us to significantly increase firewall sales year-to-date.”

Clawson added, “As CyberGuard continues to establish our enterprise security leadership position, we’ll be focused on accelerating our firewall and Webwasher cross-selling efforts, not only in Europe but throughout the world, adding strong channel partners, and increasing sales of our new TSP firewall product line. The combination of the TSP firewall appliances with our new Global Command Center gave us the edge over two key competitors in a major win during the quarter.

“We’ll be introducing a new firewall appliance in the third quarter, a further enhancement to our TSP product line that will offer application layer security at breakthrough speeds,” he added. “This will specifically address a major challenge for IT security professionals: the slowdown that networks experience when more robust security is added. You’ll also see us aggressively moving to offer security to the VoIP market, which we consider to be a major opportunity. We’ll continue to improve our Asia / Pacific (APAC) management, replicating the success we’ve had in the Middle East and Europe.

Concluded Clawson, “Our total stream protection framework and core-to-edge product strategy are clear differentiators as we expand more aggressively as a comprehensive, enterprise security solutions player. Our core-to-edge strategy heightens the value of our product suite and will continue to set ourselves apart from the commodity players and position the Company in the highest realm of value-added security.”

Company Highlights

•	Closed significant enterprise deals with Saudi Telecom and the Saudi Ministry of Interior in the Middle East and a number of cross-selling deals in Europe, including Russia, the United Kingdom, Italy, France, and most particularly in Germany.

•	Signed major domestic customer wins, including deals with the Hospital Corporation of America (HCA), the Principal Financial Group, IKON Office Products, Sprint and Sanmina.

•	Signed 92 Global Command Center licenses in the first half of the year, 50% ahead of goal for the entire year.

•	Added six new security VARs and one distributor in North America

•	Continued to build out CyberGuard’s APAC management and infrastructure particularly in Japan.

•	Recruited Mark Reese, former executive vice president at GSI Commerce, as chief operating officer.

•	Appointed Dr. Horst Joepen, former chief executive officer of CyberGuard’s Webwasher subsidiary, to senior vice president, strategic alliances.

•	Named Michael J. Jacobs, currently director of cyber and national security at SRA International and formerly director of information assurance at the National Security Agency, to the Company’s board of directors.

Financial Highlights

•	Results exceeded guidance for both quarterly revenues and GAAP and pro forma earnings per diluted share.

•	On a sequential basis, pro forma gross profit for the quarter increased to $12.0 million, or 73% of fiscal second quarter 2005 revenues, versus $11.1 million, or 71% of first quarter fiscal 2005 revenues.

•	Net cash from operations increased to $942,000 for the first six months of 2005 compared to net cash from operations of $728,000 for the first half of fiscal year 2004.

•	Cash related balances were $13.9 million and total current assets were $35.6 million at the end of December 31, 2004.

•	Current and long-term liabilities were $34.5 million at the end of December 31, 2004.

Financial Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company estimates that its revenues for the quarter ending March 31, 2005, will be in the range of $16.7 million to $17.5 million and anticipates that its pro forma earnings per diluted share, excluding acquisition related charges, will be between $0.04 to $0.07.

The investor conference call will take place today at 10.00 a.m. Eastern Standard Time via live web cast on CyberGuard’s web site at www.cyberguard.com. To participate by telephone, the dial-in number is 877-560-3200 and the conference ID number is 3387872; the international dial-in is 706-645-9750 and the conference ID number is 3387872. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 12:00 p.m. Tuesday, January 25, until 12.00 p.m. Tuesday, February 1, 2005. The archived recording may also be accessed by dialling 706-645-9291 (North America and international) and requesting conference ID number 3387872.

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ:CGFW) is a global provider of security solutions that protect the business-critical information assets of Global 2,000 enterprises and government organizations. The company’s firewall/VPN, Total Stream Protection™, Global Command Center™ and Webwasher® product suites comprise a comprehensive, integrated security system which offers highly adaptive, scalable solutions that guard against network intrusion and content-based vulnerabilities, detecting and eliminating security threats in real-time for performance optimization. CyberGuard has deployed more than 250,000 products in organizations around the world to maintain the health and integrity of their enterprises. Headquartered near Boca Raton, Florida, the company has branch offices and training centers around the globe. For more information, visit www.cyberguard.com.

Forward-Looking Statement

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans and to integrate recent acquisitions; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and litigation against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

CyberGuard® and Webwasher® are registered trademarks and Total Stream Protection™ and Global Command Center™ are trademarks of CyberGuard Corporation. All other trademarks are property of their respective owners.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2004			December 31, 2003
	GAAP Presentation	Proforma Adjustments	Proforma Presentation	GAAP Presentation	Proforma Adjustments	Proforma Presentation
Revenues:
Products	$13,187	$—	$13,187	$8,211	$—	$8,211
Services	3,318	—	3,318	3,025	—	3,025

Total revenues	16,505	—	16,505	11,236	—	11,236

Cost of revenues:
Products	4,045	(508)[1]	3,537	2,361	(175)[1]	2,186
Services	967	—	967	933	—	933

Total cost of revenues	5,012	(508)	4,504	3,294	(175)	3,119

Gross profit	11,493	508	12,001	7,942	175	8,117

Operating expenses:
Research and development	2,515	—	2,515	1,563	—	1,563
Selling, general and administrative	8,188	(510)[1]	7,678	4,796	(76)[1]	4,720

Total operating expenses	10,703	(510)	10,193	6,359	(76)	6,283

Operating income	790	1,018	1,808	1,583	251	1,834

Other income
Interest income, net	21	—	21	35	—	35
Other income	260	—	260	127	—	127

Total other income	281	—	281	162	—	162

Income before income taxes	1,071	1,018	2,089	1,745	251	1,996

Income tax expense / (benefit)	51	—	51	(599)	—	(599)

Net income	$1,020	$1,018	$2,038	$2,344	$251	$2,595

Basic earnings per common share	$0.03		$0.07	$0.11		$0.12

Basic weighted average number of common shares outstanding	30,344		30,344	22,239		22,239

Diluted earnings per common share	$0.03		$0.06	$0.08		$0.09

Diluted weighted average number of common shares outstanding	33,146		33,146	29,319		29,319

Note 1 - The proforma adjustment relates to amortization of acquisition related intangible assets.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	Six Months Ended
	December 31, 2004			December 31, 2003
	GAAP Presentation	Proforma Adjustments	Proforma Presentation	GAAP Presentation	Proforma Adjustments	Proforma Presentation
Revenues:
Products	$25,662	$—	$25,662	$14,384	$—	$14,384
Services	6,522	—	6,522	5,872	—	5,872

Total revenues	32,184	—	32,184	20,256	—	20,256

Cost of revenues:
Products	8,200	(1,064)[1]	7,136	3,980	(316)[1]	3,664
Services	1,963	—	1,963	1,769	—	1,769

Total cost of revenues	10,163	(1,064)	9,099	5,749	(316)	5,433

Gross profit	22,021	1,064	23,085	14,507	316	14,823

Operating expenses:
Research and development	5,104	—	5,104	3,395	—	3,395
Selling, general and administrative	16,252	(1,034)[1]	15,218	8,695	(119)[1]	8,576

Total operating expenses	21,356	(1,034)	20,322	12,090	(119)	11,971

Operating income	665	2,098	2,763	2,417	435	2,852

Other income
Interest income, net	67	—	67	68	—	68
Other income	268	—	268	152	—	152

Total other income	335	—	335	220	—	220

Income before income taxes	1,000	2,098	3,098	2,637	435	3,072

Income tax expense / (benefit)	39	—	39	(867)	—	(867)

Net income	$961	$2,098	$3,059	$3,504	$435	$3,939

Basic earnings per common share	$0.03		$0.10	$0.16		$0.18

Basic weighted average number of common shares outstanding	29,758		29,758	21,776		21,776

Diluted earnings per common share	$0.03		$0.09	$0.12		$0.14

Diluted weighted average number of common shares outstanding	32,708		32,708	28,883		28,883

Note 1 - The proforma adjustment relates to amortization of acquisition related intangible assets.

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	(Unaudited)
	December 31, 2004	June 30, 2004
ASSETS
Cash and cash equivalents	$13,867	$12,447
Restricted cash	259	197
Accounts receivable, less allowance for uncollectible accounts of $949 and $365 at December 31, 2004 and June 30, 2004, respectively	16,701	9,461
Inventories	2,195	2,063
Other current assets	2,603	2,790

Total current assets	35,625	26,958

Property and equipment at cost, less accumulated depreciation of $5,171 and $4,619 at December 31, 2004 and June 30, 2004, respectively	2,558	1,673
Capitalized software, less accumulated amortization of $2,341 and $2,166 at December 31, 2004 and June 30, 2004, respectively	1,709	1,530
Intangible assets, less accumulated amortization of $4,162 and $2,055 at December 31, 2004 and June 30, 2004, respectively	18,159	20,262
Goodwill	42,015	40,625
Deferred tax asset, net	5,595	5,575
Other assets	653	104

Total assets	$106,314	$96,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,942	$2,951
Deferred revenue, current portion	13,952	11,706
Accrued expenses and other liabilities	6,254	5,750

Total current liabilities	23,148	20,407

Deferred tax liability	7,486	7,466
Deferred revenue, less current portion	3,863	2,812

Total long-term liabilities	11,349	10,278

Total liabilities	34,497	30,685

Commitments and contingencies	—	—

Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 30,565 at December 31, 2004 and 28,528 at June 30, 2004	306	285
Additional paid-in capital	150,358	144,569
Accumulated deficit	(77,811)	(78,772)
Accumulated other comprehensive loss	(1,036)	(40)

Total shareholders’ equity	71,817	66,042

Total liabilities and shareholders’ equity	$106,314	$96,727

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	Dec. 31, 2004	Dec. 31, 2003
Cash flows from operating activities:
Net income	$961	$3,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	552	673
Amortization	2,282	535
Amortization of unearned restricted stock compensation	—	274
Provision for inventory	127	—
Deferred tax benefit	1	(867)
Provision for uncollectible accounts receivable	584	31
Stock based compensation expense	342	291

Changes in assets and liabilities (excluding the effect of acquisition)
Increase in accounts receivable	(7,824)	(41)
Decrease in other current assets	134	19
Increase in inventories	(259)	(49)
(Increase) / Decrease in other, net	(550)	118
Decrease in accounts payable	(9)	(635)
Increase in accrued expenses and other liabilities	1,305	760
Increase in deferred revenue	3,297	15
Decrease in litigation receivable	—	6,500
Decrease in litigation payable	—	(10,400)

Net cash provided by operating activities	942	728

Cash flows used in investing activities
Decrease in restricted cash	(62)	(40)
Acquisition of SnapGear, net of cash acquired	—	85
Capitalized software costs	(353)	(507)
Purchase of property & equipment	(1,441)	(259)

Net cash used in investing activities	(1,856)	(721)

Cash flows provided by financing activities:
Proceeds from stock options exercised	161	2,104
Proceeds from warrant conversion	3,169	—

Net cash provided by financing activities	3,330	2,104

Translation adjustment	(996)	(4)
Net increase in cash	1,420	2,107
Cash and cash equivalents at beginning of period	12,447	12,095

Cash and cash equivalents at end of period	$13,867	$14,202

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash information

In connection with the acquisition of SnapGear, 1,651 shares valued at $14,414 were issued and a contingent purchase consideration of $800 was accrued for during the quarter ended December 31, 2003.

During the quarter ended December 31, 2004, 342 shares valued at $3,044 were issued based on the attainment of revenues during the 12 months following the acquisition. The contingent consideration of $800 previously recorded, was reversed.

The following assets and liabilities were acquired:

Current Assets
Cash assets	1,886
Restricted Cash	102
Receivables	39
Inventories	2,112

Total Current Assets	4,139
Non-current assets
Intangible assets	3,000
Goodwill	10,130
Plant & equip	115

Total non-current assets	13,245
Current Liabilities
Trade Creditors	281
Deferred Revenues	507
Accrued Expenses	1,596

Total Current Liabilities	2,384
Unearned restricted stock	4,387

Total assets acquired	19,387